Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4201

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number 2016532222-05
Certificate of Change Pursuant	/s/ Barbara K. Cegavske	Filing Date and Time
to NRS 78.209	Barbara K. Cegavske	12/06/2016 2:22 PM
	Secretary of State	Entity Number
	State of Nevada	E0402072006-3

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

TetriDyn Solutions, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of Common Stock, par value $0.001

5,000,000 shares of Preferred Stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of Common Stock, par value $0.001

5,000,000 shares of Preferred Stock, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued shares of the same class or series:

The change affects the Common Stock. The change is a 1 for 250 reverse stock split of the Common Stock. 1 share of Common Stock will be issued after the exchange for 250 shares of Common Stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of Common Stock shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional)          Date:                       Time:

                                                                                          (must not be later than 90 days after the certificate is filed)

8. Signature (required):

/s/ Jeremy P. Feakins	Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.